Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-1/A (File No. 333-249478) of Vision Hydrogen Corporation of our report dated March 12, 2021, relating to the financial statements of VoltH2 Holdings AG as of and for the year ended December 31, 2020, which report is incorporated by reference in this Current Report on Form 8-K/A of Vision Hydrogen Corporation dated January 21, 2022.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

January 21, 2022